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                                           EXHIBIT 11

                            CHANCELLOR CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER SHARE

The  following  table  reflects  the  calculation  of  the  earnings  per  share:


                                                  Income          Weighted Average
                                                             Common Shares Outstanding
                                               (numerator)         (denominator)
                                             in thousands, except share and per share data
Quarter ended September 30, 1999:
  Earnings from operations                     $        266                  53,530,730
                                               ============  ==========================
  Basic earnings per common share                                                        $0.00

  Effect of dilutive securities-
      Convertible preferred shares                    - - -                   5,000,000
      Vested Employee Options                         - - -                   1,412,821
                                               ------------  --------------------------
                                               $        266                  59,943,551
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.00

Quarter ended September 30,1998:
  Earnings from operations                     $        141                  38,472,679
                                               ============  ==========================
  Basic earnings per common share                                                        $0.00

  Effect of dilutive securities-
      Convertible preferred shares                    - - -                   5,000,000
      Warrant - VCC                                   - - -                   8,760,000
      Vested Employee Options                         - - -                   1,000,000
                                               ------------  --------------------------
                                               $        141                  53,232,679
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.00

Year to date ended September 30, 1999:
  Earnings from operations                     $        558                  48,381,553
                                               ============  ==========================
  Basic earnings per common share                                                        $0.01

  Effect of dilutive securities-
      Convertible preferred shares                    - - -                   5,000,000
      Warrant - VCC                                   - - -                   2,323,232
      Vested Employee Options                         - - -                   1,475,608
                                               ------------  --------------------------
                                               $        558                  57,180,393
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.01

Year to date ended September 30, 1998:
  Earnings from operations                     $        201                  35,883,172
                                               ============  ==========================
  Basic and diluted earnings per common share                                            $0.01
      Convertible preferred shares                    - - -                   5,000,000
      Warrant - VCC                                   - - -                   6,080,000
      Vested Employee Options                         - - -                   1,000,000
                                               ------------  --------------------------
                                               $        201                  47,963,172
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.00
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